Exhibit 10.4

Name:	[—]
Number of Restricted Stock Units subject to Award:	[—]
Date of Grant:	[—]

AVANIR PHARMACEUTICALS, INC.

2014 INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT (DIRECTORS)

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units (the “Restricted Stock Units”) granted by Avanir Pharmaceuticals, Inc. (the “Company”) to the undersigned (the “Grantee”) pursuant to the Avanir Pharmaceuticals, Inc. 2014 Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1. Grant of Restricted Stock Units. On the date of grant set forth above (the “Date of Grant”) the Company granted to the Grantee an award consisting of the right to receive on the terms provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2. Meaning of Certain Terms. Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan. [The following terms have the following meanings:

(a)	[—].]

3. Vesting. Unless earlier terminated, forfeited, relinquished or expired, the Restricted Stock Units shall vest as follows: [—].

4. Delivery of Stock.

(a) Deferral until Cessation of Service. The delivery of any shares of Stock that vest pursuant to Section 3 above (or otherwise under the terms of the Plan) (the “Vested Shares”) shall be deferred until the termination of the Grantee’s service to the Company as a director that constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations (the “Payment Date”). Upon the Payment Date, and in all events no later than thirty (30) days following the Payment Date, the Company shall deliver to the Grantee one share of Stock with respect to each such Vested Share.

(b) Certain Acceleration Events. In the event of a Covered Transaction that constitutes a “change of control event” that meets the requirements of Section 1.409A-3(i)(5) of the Treasury Regulations (an “Acceleration Event”) prior to the Payment Date, all Vested Shares shall instead be delivered to the Grantee within thirty (30) days following such Acceleration Event.

5. Dividends; Other Rights. The Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock to the Grantee (if any). The Grantee is not entitled to vote any shares of Stock by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Grantee hereunder. The Grantee shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under this Award.

6. Forfeiture; Recovery of Compensation. By accepting the Award the Grantee expressly acknowledges and agrees that his or her rights (and those of any permitted transferee) under the Award or to any Stock acquired under the Award or any proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 9 of this Agreement.

7. Nontransferability. Neither the Award nor the Restricted Stock Units may be transferred except at death in accordance with Section 6(a)(3) of the Plan.

8. Certain Tax Matters.

(a) The Grantee expressly acknowledges and agrees that he or she shall be responsible for satisfying and paying all taxes arising from or due in connection with the grant or vesting of the Restricted Stock Units and/or the delivery of any Stock hereunder. The Company shall have no liability or obligation relating to the foregoing.

(b) The Grantee expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

9. Acknowledgments. By accepting the Award, the undersigned agrees to be bound by, and agrees that the Award and the Restricted Stock Units are subject in all respects to, the terms of the Plan. The Grantee further acknowledges and agrees that (a) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (b) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is accepted countersigned by the Grantee.

[The remainder of this page is intentionally left blank.]

Executed as of the             day of [—], [—].

Company:	AVANIR PHARMACEUTICALS, INC.

By:
Name:
Title:

Grantee:
Name:
Address: